Exhibit 23.3

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Berkshire Hills Bancorp, Inc. as an Exhibit to Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, relating to the proposed merger of Berkshire Bank with First Choice Bank and to references to such opinion and the quotation or summarization of such opinion in such Registration Statement and the Proxy Statement/Prospectus which forms a part of such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

New York, New York

October 5, 2016